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                     SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549
                             --------------------


                                   FORM 8-K

                                CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



    Date of Report (Date of earliest event reported)   January 24, 1995


                                   AGWAY INC.
                                   ----------
             (Exact name of registrant as specified in its charter)


Delaware                           2-22791                    15-0277720
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(State or other jurisdiction     (Commission                (IRS Employer
of incorporation)                 File Number)         Identification No.)


333 Butternut Drive, DeWitt, New York                                13214
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(Address of principal executive offices)                        (Zip Code)



   Registrant's telephone number, including area code    (315) 449-6431




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Item 5.  Other Events

         On March 23, 1993, the Company's Board of Directors authorized management to sell its 34% interest in Curtice Burns Foods, Inc. (Curtice Burns) and 99% interest in H.P. Hood, Inc.
(Hood), the major investments in Agway's food group segment. Management and the Board had specific plans for the divestiture of these operations and expected the divestiture of both investments in fiscal 1994; however, due to unanticipated occurrences, neither transaction was consummated by September
30, 1994. The investment in Curtice Burns was sold effective November 3, 1994 as previously discussed in Agway's 10-Q filing for the quarter ended September 30, 1994. At that time, relative to the Hood sale, Agway had negotiated terms of a sale agreement which were acceptable to both Agway and a Hood management led buyout group (the "Buyers"). This transaction included a complex financing plan on behalf of the Buyers. The Buyers had identified lenders and investors and had negotiated amounts and terms of the respective loans and investments. The terms of the sale transaction and the related financial structure were outlined in a proposal letter prepared in October 1994 by the proposed senior lender as a basis for their due diligence update prior to issuing a commitment letter. Senior lender due diligence was in process in October with a final commitment letter anticipated in mid-November.

         The issuance of the commitment letter was delayed and in December 1994, a renegotiation of the senior financing took place culminating in delivery of a senior lender commitment letter the first week of January 1995 which was acceptable to both Agway and the Buyers. Discussions by the Buyers at that time with the other investors supporting their purchase initiative revealed additional issues to be resolved with those investors. Based on the status of the discussions, on January 24, 1995, it was mutually agreed by Agway and the Buyers that this transaction would no longer be pursued.

         Agway has decided to actively pursue alternative buyers for Hood. Under these circumstances, while Agway is still actively interested in the sale of Hood and while such a sale could be consummated in the near future, Agway is no longer able to estimate with reasonable certainty whether a sale will occur within the next year and, accordingly, will reclassify Hood from discontinued operations to continuing operations for financial reporting purposes until such time as a sale is imminent. The effect of this decision is expected to have an adverse impact on the financial statements of Agway. Agway is in the process of determining the effect on current and historical financial statements and will include this information in the 10-Q filing for the quarter ended December 31, 1994.

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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                       AGWAY INC.
                                                      (Registrant)







Date       January 27, 1995                By     /s/ PETER J. O'NEILL
     -------------------------                 -----------------------------
                                                      Peter J. O'Neill
                                                   Senior Vice President
                                               Corporate Finance and Control
                                             (Principal Financial Officer and
                                                 Chief Accounting Officer)